UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 7, 2009

DIGIRAD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50789	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13950 Stowe Drive
Poway, California  92064
(Address of principal executive offices, including zip code)

(858) 726-1600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 7, 2009, Digirad Corporation (the “Company”) entered into an executive employment agreement with Richard B. Slansky, the new Chief Financial Officer of the Company and each of its subsidiaries.  The description of the employment arrangement in this current report is qualified in its entirety by reference to Mr. Slansky’s written employment agreement, which is attached as Exhibit 10.1 to this current report on Form 8-K.  The Company first publicly announced the appointment by press release on February 17, 2009, which is attached as Exhibit 99.1 to this current report on Form 8-K.

Mr. Slansky will replace Todd Clyde as the Company’s Chief Financial Officer, effective as of March 9, 2009.  Mr. Clyde will continue to serve as the Company’s Chief Executive Officer.

Prior to joining the Company, Mr. Slansky, age 51, was President, Chief Financial Officer, Director, and Corporate Secretary of Spacedev Inc., a space technology and aerospace company.  Mr. Slansky joined Spacedev Inc. in February 2003 as Chief Financial Officer and Corporate Secretary. In November 2004, Mr. Slansky was appointed as President and Director of SpaceDev Inc.  Mr. Slansky served as interim Chief Executive Officer, interim Chief Financial Officer, and Director for Quick Strike Resources, Inc., an IT training, services, and consulting firm, from July 2002 to February 2003. From May 2000 to July 2002, Mr. Slansky served as Chief Financial Officer, Vice President of finance, administration and operations, and Corporate Secretary for Path 1 Network Technologies Inc., a public company focused on merging broadcast and cable quality video transport with IP networks.  Mr. Slansky earned a bachelor’s degree in economics and science from the University of Pennsylvania’s Wharton School of Business and a master’s degree in business administration in finance and accounting from the University of Arizona.

As Chief Financial Officer of the Company, Mr. Slansky will be paid an annual base salary of $245,000, and will be granted an option to purchase up to 225,000 shares of common stock pursuant to the Company’s 2004 Stock Incentive Plan.  One quarter of the shares subject to such option will vest on the one year anniversary of the date of grant of March 9, 2009 and the remainder will vest in equal monthly increments over a three year period beginning on the one year anniversary of the date of grant.  The option will have a per share exercise price equal to the closing price per share of the Company’s common stock as quoted on the Nasdaq Global Market on March 9, 2009.  Mr. Slansky will also be eligible to participate in the Company’s management incentive bonus program for 2009.  Mr. Slansky’s performance bonus for 2009 will have a target amount equal to at least 40% of his annual base salary.  Mr. Slansky’s eligibility for such bonus is conditioned upon the achievement of certain corporate and personal goals.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description

99.1	Text of press release issued by Digirad Corporation, dated February 17, 2009.
10.1	Executive Employment Agreement by and between Digirad Corporation and Richard Slansky.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION

By:	/s/ Todd Clyde
Todd Clyde Chief Executive Officer

Date:           February 17, 2009

Exhibit Index

Exhibit No.	Description

99.1	Text of press release issued by Digirad Corporation, dated February 17, 2009.
10.1	Executive Employment Agreement by and between Digirad Corporation and Richard Slansky.